EXHIBIT 99.2

Hexcel Corporation and Subsidiaries
Net Sales by Segment and Market
For the Quarters Ended June 30, 2020 and 2019, March 31, 2020 and 2019
and the Six-Month Periods Ended June 30, 2020 and 2019

	Unaudited
	Commercial	Space &
(In millions)	Aerospace	Defense	Industrial	Total

Second Quarter 2020
Composite Materials	$171.8	$69.4	$65.0	$306.2
Engineered Products	32.1	39.0	1.4	72.5
Total	$203.9	$108.4	$66.4	$378.7
	54%	29%	17%	100%

First Quarter 2020
Composite Materials	$300.2	$73.2	$65.1	$438.5
Engineered Products	62.7	38.4	1.4	102.5
Total	$362.9	$111.6	$66.5	$541.0
	67%	21%	12%	100%

Second Quarter 2019
Composite Materials	$323.7	79.6	80.7	$484.0
Engineered Products	92.8	32.2	—	125.0
Total	$416.5	$111.8	$80.7	$609.0
	68%	18%	14%	100%

First Quarter 2019
Composite Materials	$323.4	$77.7	$86.6	$487.7
Engineered Products	92.1	30.1	—	122.2
Total	$415.5	$107.8	$86.6	$609.9
	68%	18%	14%	100%

Year to date June 30, 2020
Composite Materials	$472.0	142.6	130.1	$744.7
Engineered Products	94.8	77.4	2.8	175.0
Total	$566.8	$220.0	$132.9	$919.7
	62%	24%	14%	100%

Year to date June 30, 2019
Composite Materials	$647.1	$157.3	$167.3	$971.7
Engineered Products	184.9	62.3	—	247.2
Total	$832.0	$219.6	$167.3	$1,218.9
	68%	18%	14%	100%